Exhibit 10.1

Text of Amended Articles of Incorporation

The first sentence of Article Fourth has been amended in its entirety to read as follows:

Fourth: The Corporation shall have the authority to issue 1,810,000,000 shares, of which 1,800,000,000 shall be common stock, $0.001 par value (“Common Stock”) and 10,000,000 shares shall be preferred stock $0.001 par value (“Preferred Stock”).